UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 01, 2025

Trex Company Inc

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-14649	54-1910453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Trex Way
Winchester, Virginia		22601
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 540 542-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TREX	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Prithvi S. Gandhi as Senior Vice President and Chief Financial Officer

On September 30, 2025 the Board of Directors and the Compensation Committee of Trex Company, Inc. (the Company) appointed Prithvi S. Gandhi to serve as the Company’s Senior Vice President and Chief Financial Officer effective October 6, 2025. Mr. Gandhi will also serve as the principal financial and principal accounting officer of the Company and will be a named executive officer for purposes of the Company’s financial filings and public reporting. As the Senior Vice President and Chief Financial Officer, Mr. Gandhi will be responsible for overseeing all aspects of the finance and accounting functions of the Company.

Mr. Gandhi, age 55, served as Executive Vice President and CFO of Beacon Roofing Supply from April 2024 to June 2025. Prior to that, from August 2022 until April 2024, he served as Vice President and CFO of TAMKO Building Products, LLC, one of the largest independent U.S. manufacturers of residential roofing products, where he drove financial performance improvements and spearheaded the company’s entry into sustainable products. From August 2021 to July 2022, Mr. Gandhi was Executive Vice President and Chief Financial Officer of Fast Radius, Inc.. Earlier in his career, Mr. Gandhi had a successful eight-year tenure from August 2013 until May 2021, with Owens Corning [NYSE: OC], where he held multiple senior finance roles, including as Interim CFO from 2019-2020. Mr. Gandhi received a Bachelor of Science degree in Mathematics and Economics from the University of California, a Master of Arts degree in International Economics from Georgetown University, and Master of Business Administration degree with a concentration in Finance and Accounting from the Wharton School of Business.

There are no family relationships existing between Mr. Gandhi and any director or executive officer of the Company. There have been no transactions, and no transactions are currently proposed, in which the Company was or is to be a participant and in which Mr. Gandhi or any member of his immediate family had or will have any interest, that are required to be disclosed by Item 404(a) of Regulation S-K. In addition, there are no arrangements or understandings between Mr. Gandhi and any other persons pursuant to which Mr. Gandhi was appointed to such position.

Base Salary Compensation, Cash Incentive and Term Equity Incentives

Mr. Gandhi will receive an annual base salary of $560,000, which will be prorated for 2025, and will be a participant in the Company’s Annual Cash Incentive Compensation Program and Long-Term Equity Incentive Compensation Program, as further described in the Company’s Proxy Statement filed March 24, 2025. Mr. Gandhi’s target award under the Annual Cash Incentive Compensation Program will be 75% of his annual base salary, however, in the first quarter of 2026 contemporaneously with the payment of cash incentive to other employees, Mr. Gandhi’s award shall be pro-rated for his actual eligible 2025 earnings. Additionally, Mr. Gandhi’s target award under the Long-Term Equity Incentive Compensation Program will be 205% of his annual base salary. In addition, Mr. Gandhi will receive, on the second day after the Company issues its third quarter 2025 earnings release, an equity grant of time-based restricted stock units (RSUs) valued at $500,000, vesting as to one hundred percent (100%) of the total number of RSUs covered by this grant on October 6, 2028. In the event Mr. Gandhi voluntarily terminates his employment other than for Good Reason or his employment is terminated For Cause (as such defined terms are defined in the Company’s 2023 Stock Incentive Plan Restricted Stock Unit Agreement Time-Based Vesting (the “RSU Agreement”)) prior to October 6, 2028, then the unvested RSUs shall be forfeited.

For purpose of this RSU Agreement, “cause” and “good reason” are defined as follows:

•
“Cause” includes Mr. Gandhi’s: (1) willful or grossly negligent misconduct that is injurious to the Company or violates Company policy; (2) embezzlement or misappropriation of funds or property of the Company; (3) conviction of a felony or the entrance of a plea of guilty or nolo contendere to a felony; (4) conviction of any crime involving fraud, dishonesty, moral turpitude or breach of trust or the entrance of a plea of guilty or nolo contendere to such a crime; or (5) willful failure or refusal by Mr. Gandhi to devote his full business time (other than on account of disability or approved leave) and attention to the performance of his duties and responsibilities if such breach has not been cured within 15 days after written notice thereof is given to him by the Board of Directors.
•
“Good Reason” includes: (1) a material and adverse change in Mr. Gandhi’s status or position(s) as an officer of the Company; (2) a 10% or greater reduction in his aggregate base salary and targeted bonus, other than any such reduction proportionately consistent with a general reduction of pay across the executive staff as a group; (3) the failure by the Company to continue in effect any material employee benefit plan (excluding any equity compensation plan) in which he is participating other than as a result of the normal expiration of any such plan in accordance with its terms; (4) Company requiring him to be based at an office that is both more than 50 miles from where his office is located and further from his then current residence; or (5) a material breach by the Company of any agreement with him.

Additional Compensation

Mr. Gandhi will receive a $200,000 cash signing bonus on the Company’s first regular payroll after October 6, 2025, which shall be repayable to the Company if the Company terminates Mr. Gandhi’s employment For Cause or Mr. Gandhi elects to resign without Good Reason (as such defined terms are disclosed below in the CIC Agreement section), within 3 years after October 6, 2025. Mr. Gandhi will also receive certain perquisites including but not limited to 401K contributions, a monthly company car allowance, and life insurance premiums.

Change in Control Severance Agreement

The Company and Mr. Gandhi will enter into the Company’s standard Form of Change in Control Severance Agreement between Trex Company, Inc. and Officers other than the Chief Executive Officer (the CIC Agreement) on October 6, 2025. Under this CIC Agreement, if within the period beginning 90 days before and ending two years after a change in control of the Company (as defined in the CIC Agreement), Mr. Gandhi’s employment is terminated by the Company (other than For Cause or by reason of death or disability) or if he terminates his employment for Good Reason, Mr. Gandhi will be entitled to receive severance benefits as detailed below:

•
a lump sum severance payment equal to 1.5 times the sum of (1) Mr. Gandhi’s annual base salary (in effect immediately prior to the change in control or termination, whichever is greater), plus (2) the greater of (a) Mr. Gandhi’s target annual cash incentive for the year immediately prior to the year in which the change in control occurs, (b) Mr. Gandhi’s target annual cash incentive for the year of the termination of employment, or (c) Mr. Gandhi’s actual annual cash incentive for the last fiscal year immediately prior to the year of the termination of employment; and
•
continuation of group health and dental insurance, and group life insurance, on the same terms and conditions as though Mr. Gandhi had remained an active employee (or payment of the necessary amount to obtain equivalent coverage if Company coverage is not possible), for the shorter of 18 months or until coverage is obtained from a new employer.

For purpose of the CIC Agreement, “cause” and “good reason” are defined as follows:

•
“Cause” includes Mr. Gandhi’s willful or grossly negligent misconduct that is materially injurious to the Company, embezzlement or misappropriation of funds or property of the Company, conviction of a felony or any crime involving fraud, dishonesty, moral turpitude or breach of trust, or willful failure or refusal to devote full business time and attention to the performance of duties.
•
“Good reason” includes a material and adverse change in Mr. Gandhi’s status or position with the Company, a 10% or greater reduction in his aggregate base salary and targeted annual incentive other than as part of general reduction in executive compensation, the failure by the Company or any successor to continue in effect any employee benefit plan in which she is participating other than as a result of normal expiration of such plan in accordance with its terms, or the relocation of his office more than 50 miles from the current office and further than his then-current residence.

To receive the payment and benefits under the CIC Agreement, Mr. Gandhi must, among other things, execute a customary release and comply with customary restrictive covenants set forth in his agreements with the Company.

Severance Agreement

In addition, the Company and Mr. Gandhi will enter into the Company’s standard Form of Severance Agreement between Trex Company, Inc. and executive officers other than the Chief Executive Officer (the Severance Agreement) on October 6, 2025 providing for the payment of severance compensation and benefits to him if the Company terminates his employment without Cause or if he resigns for Good Reason. For this purpose, Cause and Good Reason are defined in the same manner as in the CIC Agreement discussed above. Upon such a termination, Mr. Gandhi will be entitled to receive the following:

•
a lump-sum cash payment equal to 1 times the sum of (1) Mr. Gandhi’s base salary then in effect, plus (2) an amount equal to the greater of (a) Mr. Gandhi’s targeted annual cash incentive for the year immediately prior to the year in which his employment terminates, or (b) Mr. Gandhi’s actual annual cash incentive earned for the preceding year;
•
continued health and dental plan benefits on the same terms and conditions as though the covered executive had remained an active employee (or payment of the necessary amount to obtain equivalent coverage if Company coverage is not possible), for the shorter of 12 months or until equivalent coverage is obtained from a new employer; and
•
accelerated vesting of all outstanding long-term equity incentive awards, including, but not limited to, stock options, stock appreciation rights, restricted stock, restricted stock units and performance shares (at the targeted payment level).

To receive the payment and benefits under the Severance Agreement, Mr. Gandhi must, among other things, execute a customary release and comply with customary restrictive covenants set forth in his agreements with the Company.

The foregoing description of Mr. Gandhi’s CIC Agreement, Severance Agreement, and RSU Agreement with the Company is qualified in its entirety by reference to the Form of Change in Control Severance Agreement between Trex Company, Inc. and Officers other than the Chief Executive Officer filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the year ending December 31, 2016 filed on February 21, 2017,the Form of Severance Agreement between Trex Company, Inc. and Officers other than the Chief Executive Officer, filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ending on June 30, 2025 filed on August 4, 2025, and the form of RSU Agreement (other than the vesting provisions of the RSUs which are as described above) filed as Exhibit 10.4 to the Quarterly Report on Form 10-Q for the Quarter ending September 30, 2024 filed on October 28, 2024, respectively.

Item 7.01 Regulation FD Disclosure.

On October 1, 2025, the Company issued a press release announcing the appointment of Mr. Gandhi as Senior Vice President and Chief Financial Officer. A copy of this press release is furnished as Exhibit 99.1 hereto.

The information provided pursuant to Item 7.01, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Trex Company, Inc. herewith furnishes the following exhibits:

Exhibit Number	Description of Exhibit
99.1	Press release dated October 1, 2025, announcing the appointment of Prithvi Gandhi as Senior Vice President and Chief Financial Officer.

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREX COMPANY, INC.

Date:	October 1, 2025	By:	/s/ Bryan H. Fairbanks
Bryan H. Fairbanks President and Chief Executive Officer